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                          ASSIGNMENT AND ASSUMPTION OF
                          PURCHASE AND SALE AGREEMENT

                             (BLACK BEAR GOLF CLUB)

          THIS ASSIGNMENT AND ASSUMPTION OF PURCHASE AND SALE AGREEMENT (this "Assignment Agreement") is made and entered into as of the 19th day of November, 1997 (the "Effective Date"), by and between GRANITE GOLF GROUP, INC., a Nevada corporation ("Assignor"), and GOLF TRUST OF AMERICA, L.P., a Delaware limited partnership ("Assignee").

          THE PARTIES ENTER THIS ASSIGNMENT AGREEMENT on the basis of the following facts, understandings and intentions:

          A. Assignor and Black Bear Golf Club, Ltd., a Florida limited partnership ("Seller"), have entered into that certain Purchase and Sale Agreement dated as of November 5, 1997 (the "Purchase Agreement"), whereby Assignor agreed, subject to certain terms and conditions set forth therein, to acquire from Seller that certain real property, and improvements located thereon, as more particularly described in the Purchase Agreement (the "Property"). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Purchase Agreement.

          B. Assignor desires to assign to Assignee, and Assignor desires to assume from Assignor, Assignor's right and obligation to acquire the Property, together with Assignor's right, title and interest in, to and under the Purchase Agreement on the terms and conditions set forth herein.

          C. At Closing, and in partial consideration of the terms and conditions of this Assignment Agreement, including, without limitation, the obligation of Assignor to deliver the Lease (defined below) to Assignee at Closing, Assignee will convey ________ units of limited partnership interests in Assignee [$650,000 divided by the average closing price of common stock of Golf Trust of America, Inc. for the five days prior to Closing] (the "Owner's Shares"), in a private placement offering (the "Offering").

          D. The rights and preferences of holders of the Owner's Shares are summarized in the final Prospectus of Golf Trust of America, Inc. (the "Company") dated November 4, 1997, and the documents incorporated therein, and all documents filed by the Company with the United States Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Act") (collectively, the "Offering Documents").

          NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable

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considerations, the receipt and sufficiency of which are hereby acknowledged,
Assignor and Assignee hereby agree as follows:

          1. ASSIGNMENT AND ASSUMPTION. As of the Effective Date, Assignor hereby assigns and transfers to Assignee, all of Assignor's right, title and interest in, to and under the Purchase Agreement, and, subject to Section 2 of this Assignment Agreement, Assignee hereby accepts Assignor's assignment and assumes all of Assignor's duties, obligations and responsibilities arising under the Purchase Agreement arising from and after the Effective Date. Nothing contained in this Assignment Agreement shall release Assignor from any of its obligations under the Purchase Agreement.

          2. OBLIGATIONS NOT ASSUMED BY ASSIGNEE. Notwithstanding anything to the contrary contained in this Assignment Agreement, Assignee shall not assume the following obligations of Assignor under the Purchase Agreement, which obligations are specifically retained by Assignor:

               a. the obligation to deliver the Shares, or cash in lieu of the Shares pursuant to an exercise of Seller's option under the last paragraph of page 8 of the Purchase Agreement, to Seller as part of the Purchase Price;

               b. the obligation to execute and deliver the Securities Agreement attached to the Purchase Agreement as Exhibit M; and

               c.   the obligation to pay for any closing costs pursuant to
Section 6.5 of the Purchase Agreement, except for the obligation to pay for one-half (1/2) of the cost of title insurance which obligation shall be assumed by Assignee.

          3. DELIVERIES AT CLOSING. At Closing, Assignor and Assignee shall make the following payments and deliveries:

               a.   ASSIGNOR PAYMENTS.  Assignor shall pay or deliver to Seller
(i) the Shares, or cash in lieu of the Shares pursuant to an exercise of Seller's option under the last paragraph of page 8 of the Purchase Agreement, and (ii) all closing costs required to be paid by Assignor pursuant to Section
6.5 of the Purchase Agreement. In addition, Assignor shall pay to Assignee any transfer and documentary taxes and any title insurance premiums due at Closing that Seller is not obligated to pay under the Purchase Agreement.

               b. ASSIGNEE PAYMENTS. Assignee shall pay or deliver (i) to Seller through escrow $4,050,000 in same day funds, and wired to an account designated by escrow holder, and (ii) to Assignor the Owner's Shares. In addition, Assignee shall pay any title insurance premiums due at Closing that neither

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Seller nor Buyer is obligated to pay under the Purchase Agreement.

               c. MUTUAL DELIVERY. Assignee and Assignor shall deliver, each to the other, an executed counterpart of that certain amended and restated limited partnership agreement relating to Assignee.

          4.   POST-CLOSING PAYMENTS.

               a. ASSIGNEE PAYMENTS. Upon the terms and conditions of EXHIBIT A attached hereto (the "Contingent Purchase Price Formula"), Assignee shall cause the Company to deliver additional shares of common stock of the Company equal to the Contingent Purchase Price (as defined in the Contingent Purchase Price Formula) to Assignor.

          5. REPRESENTATIONS AND WARRANTIES REGARDING THE PURCHASE AGREEMENT. Assignor hereby represents and warrants to Assignee that: (i) there has been no prior assignment of the Purchase Agreement; (ii) there has occurred no default under the Purchase Agreement on the part of Assignor or, to Assignor's actual knowledge, on the part of Seller; and (iii) Assignee may rely on all of the representations and warranties made by Assignor to Seller pursuant to Article IV of the Purchase Agreement.

          6. REPRESENTATIONS AND WARRANTIES REGARDING ACQUISITION OF THE OWNER'S SHARES. In connection with the acquisition of the Owner's Shares by Assignor, Assignor makes the following representations and warranties for the benefit of Assignee and the Company:

               a. Assignor represents that it is an "accredited investor" as such term is defined in Rule 501 ("Rule 501") of Regulation D promulgated under the Act and that it is able to bear the economic risk of an investment in the Owner's Shares.

               b. Assignor acknowledges that it has prior investment experience, including investment in non-listed and non-registered securities, and the ability and expertise to evaluate the merits and risks of such an investment on its behalf.

               c. Assignor hereby represents that it has (i) received the Offering Documents and (ii) carefully reviewed the Offering Documents.

               d. Assignor hereby represents that it has been furnished by Assignee during the course of this transaction with all information regarding the Company which it has requested or desired to know; that it has been afforded the opportunity to ask questions of, and receive answers from, duly authorized officers

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or other representatives of the Company concerning the terms and conditions of the Offering, and has received any additional information which it has requested.

               e. Assignor hereby acknowledges that the offering of Owner's Shares has not been reviewed by, and the fairness of such Owner's Shares has not been determined by, the Commission or any state regulatory authority, since the Offering is intended to be a nonpublic offering pursuant to Section 4(2) of the Act. Assignor represents that the Owner's Shares being acquired by it are being acquired for its own account, for investment and not for distribution of the Owner's Shares to others.

               f. Assignor understands that the Owner's Shares have not been registered under the Act or any state securities or "blue sky" laws and are being sold in reliance on exemptions from the registration requirements of the Act and such laws.

               g. The undersigned, if acting in a representative or fiduciary capacity, has full power and authority to execute and deliver this Assignment Agreement, to make the representations and warranties specified herein, and to consummate the transactions contemplated herein on behalf of the subscribing partnership, trust, corporation or other entity for which the undersigned is acting and such partnership, trust, corporation, or other entity has full right and power to subscribe for Shares and perform its obligations pursuant to this Assignment Agreement.

               h. The Company may rely, and shall be protected in acting upon, any papers or other documents which may be submitted to it by the Assignor in connection with the Owner's Shares and which are believed by it to be genuine and to have been signed or presented by the proper party or parties, and the Company shall not have any liability or responsibility with respect to the form, execution or validity thereof.

               i. Assignor hereby represents that the address set forth on Page 1 of the Purchase Agreement is Assignor's principal business address.

               j. The foregoing representations, warranties and agreements, together with all other representations and warranties made or given by the undersigned to Assignee or the Company in any other written statement or document delivered in connection with the transactions contemplated hereby, shall be true and correct in all respects on and as of the date of this Assignment Agreement as if made on and as of such date and shall survive such date and if there should be any material change in such information prior to the Closing, the undersigned will immediately furnish such revised or corrected information to Assignee. Assignor understands that Assignee and the Company

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will rely upon the accuracy and truth of the foregoing representations, warranties and agreements, and Assignor hereby consents to such reliance.

          7.   LEASE AND PLEDGE AGREEMENT.

               a. As a condition to Assignee's performance of its obligations under this Assignment Agreement, at Closing Assignor shall deliver to Assignee executed counterparts of a lease in the form attached hereto as EXHIBIT B (the "Lease"), and pledge agreements in the forms attached to the Lease as EXHIBITS D and E (the "Pledge Agreements").

               b. As a condition to Assignor's performance of its obligations under this Assignment Agreement, at Closing, Assignee shall deliver to Assignor executed counterparts of the Lease and Pledge Agreements.

          8. INDEMNITY. Assignor shall indemnify and hold Assignee harmless from and against all claims, demands, losses, damages, expenses and costs including, but not limited to, reasonable attorneys' fees and expenses actually incurred, arising out of or in connection with Assignor's failure to observe, perform and discharge each and every one of the covenants, obligations and liabilities of "Buyer" under the Purchase Agreement to be observed, performed or discharged on, or relating to, or accruing with respect to the period prior to the date of this Assignment Agreement. Assignee shall indemnify and hold Assignor harmless from and against all claims, demands, losses, damages, expenses and costs including, but not limited to, reasonable attorneys' fees and expenses actually incurred, arising out of or in connection with Assignee's failure, from and after the date of this Assignment Agreement, to observe, perform and discharge each and every one of the covenants, obligations and liabilities assumed by Assignee with respect to the Purchase Agreement and relating to the period from and after the date of this Assignment Agreement.

          9. NOTICES. All notices, consents, approvals, waivers, and elections which any party shall be required or shall desire to make or give under this Assignment Agreement shall be in writing and shall be sufficiently made or given only when sent by (a) certified mail, return receipt requested,
(b) prepaid overnight delivery service with proof of delivery, or (c) electronic transmission with hard copy to follow as confirmation of receipt, addressed:

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     to Assignor:        Granite Golf Group, Inc.
                         15170 N. Hayden Road, Suite 106
                         Scottsdale, Arizona 85260
                         Attention: Steve Richards
                         Telephone:  (602) 905-0978
                         Facsimile:  (602) 905-0979

     with a copy to:     Mr. Mark Nesvig
                         Fennemore Craig
                         3003 N. Central Avenue, Suite 2600
                         Phoenix, Arizona 85012-2913
                         Telephone:  (602) 916-5000
                         Facsimile:  (602) 916-5999

     to Assignee:        Golf Trust of America, L.P.
                         14 North Adger's Wharf
                         Charleston, South Carolina 29401
                         Attn: Scott D. Peters
                         Telephone:  (803) 723-4653
                         Facsimile:  (803) 723-0479

     with a copy to:     O'Melveny & Myers LLP
                         Embarcadero Center West
                         275 Battery Street, Suite 2600
                         San Francisco, CA 94111-3305
                         Attn: Peter T. Healy, Esq.
                         Telephone:  (415) 984-8700
                         Facsimile:  (415) 984-8701

          10. GOVERNING LAW. This Assignment Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Florida.

          11. BINDING EFFECT. This Assignment Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, personal representatives, successors and assigns.

          12. COUNTERPARTS. This Assignment Agreement may be executed in any number of counterparts, which counterparts, when considered together, shall constitute a single, binding, valid and enforceable agreement.

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          IN WITNESS WHEREOF, Assignor and Assignee have executed this
Assignment Agreement as of the day and year first above written.

                    ASSIGNEE:

                    GOLF TRUST OF AMERICA, L.P.,
                    a Delaware limited partnership

                    By:  GTA GP, Inc.,
                         a Maryland corporation
                    Its: General Partner

                         By: /s/ W. Bradley Blair, II
                            -------------------------------
                            W. Bradley Blair, II
                            President and CEO

                    ASSIGNOR:

                    GRANITE GOLF GROUP, INC.,
                    a Nevada corporation

                    By: /s/ Steven T. Richards
                       ---------------------------------
                       Steven T. Richards
                       Vice President




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